DECLARATION OF TRUST

I, Gordon Louis Racette, hereby declare that the mineral claims described below and are registered in my name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia are held by me in trust and for the benefit of Opes Exploration Inc.

Mineral Claims:

Tenure Number	Claim Name	Owner	Good To Date	Status	Area
525338	Lower Engineer 1	201847 100%	2007/Jan/13	GOOD	394.902
525339	Lower Engineer 2	201847 100%	2007/Jan/13	GOOD	411.533

Dated the 13th of January, 2006

/s/ Gordon Racette
Gordon Louis Racette